EXHIBIT 8.1

                                                   June 26, 2000

Terremark Fortune House #2, Ltd.
2601 South Bayshore Drive
Ninth Floor
Miami, Florida 33133

              Re:  Terremark Fortune House #2, Ltd.  (the "Company")

Ladies and Gentlemen:

         You have requested our opinion as to certain federal and state income tax consequences in connection with the issuance of the Hotel Investment Units (the "Units") by the Company.

         All terms capitalized herein, but not specifically defined herein, shall have the same meanings as set forth in the Company's Registration Statement on Form S-11 and exhibits thereto, filed with the Securities and Exchange Commission (the "Registration Statement").

         The facts, as we understand them, are as set forth in the Registration Statement. We have reviewed the summary of federal income tax consequences to the Unit Owners set forth in the Registration Statement under the heading "Material Federal and State Income Tax Aspects." Based on the facts set forth in the Registration Statement:

         (i) Our opinions with respect to the classification of the Rental Pool for federal income tax purposes are set forth in "Entity Classification of Rental Pool and Taxation of Ownership of Units" under the heading "Material Federal and State Income Tax Aspects" in the Registration Statement, and

         (ii) We are of the opinion that the remaining statements of law contained the heading "Material Federal and State Income Tax Aspects" in the Registration Statement address all other material federal income tax consequences expected to result from the issuance of the Units and that such statements of law are more likely than not correct under the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, and existing interpretations thereof.

         As noted in the Registration Statement, we have not opined on certain federal income tax

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EXHIBIT 8.1

Terremark Fortune House #2, Ltd.
Page 2
June 21, 2000

issues because the relevant facts are presently unascertainable and, in certain cases, there is a lack of clear legal authority. Specifically, we express no opinion with respect to (a) the application of the partnership anti-abuse regulations, (b) whether a particular owner will be able to establish a profit motive under Code Section 183, or (c) whether a particular owner will be able to deduct interest payments on any debt used to acquire a Unit.

         The opinions and statements of law made in "Material Federal and State Income Tax Aspects" are expressly made subject to the several conditions stated therein and, should any condition not be met, those opinions or statements of law may not be relied upon. Such opinions are not binding up the Internal Revenue Service or the courts and merely represent our best judgment based on our evaluation of legal authorities reasonably available to us on the date of the filing of the Registration Statement with the Securities and Exchange Commission. We assume no responsibility for changes in applicable law occurring after the date hereof. You should be aware that, as set forth in the Registration Statement, judicial opinions, generally, have a retroactive effect and legislative enactments and administrative determinations sometimes also have such an effect. Accordingly, you should be aware that future legislation, administrative or judicial authority could change the weight of authority on issues discussed in the Registration Statement. Also, any variation or difference in the facts as set forth in the Registration Statement might affect the opinion and conclusions stated therein.

         We have rendered this opinion and the opinions set forth in the Registration Statement in our capacity as attorneys admitted to practice law in the State of Florida. We have not opined nor do we purport to opine on any matter involving the laws of any jurisdictions other than the State of Florida and the United States of America.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to any references to the use of our name contained therein.

                                                  Very truly yours,

                                                  /s/ Adorno & Zeder
                                                  ADORNO & ZEDER, P.A.